================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: August 18, 2000

               (Date of earliest event reported: January 17, 2000)




                           EL PASO ENERGY CORPORATION
             (Exact name of registrant as specified in the charter)



         DELAWARE                    1-14365                      76-0568816
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)



                             EL PASO ENERGY BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (713) 420-2131

================================================================================

ITEM 5.  OTHER EVENTS

          In January 2000, we entered into a definitive agreement to merge with The Coastal Corporation. In the merger, we will convert each share of Coastal's common stock and Class A common stock on a tax-free basis into 1.23 shares of our common stock. We will exchange Coastal's outstanding convertible preferred stock for our common stock on the same basis as if we had converted the preferred stock into Coastal common stock immediately prior to the merger. At June 30, 2000, the total value of the transaction was approximately $18 billion, including $6 billion of assumed debt and preferred equity. We will account for the transaction as a pooling of interests, and expect it to close in the fourth quarter of 2000. On May 5, 2000, Coastal stockholders approved and adopted the merger agreement and our stockholders approved the issuance of shares of common stock in connection with the merger. On July 26, 2000, the Federal Energy Regulatory Commission (FERC) approved our proposed merger. The merger will be completed only if a number of conditions are met or waived, including:

         o        no law or court order prohibits the transaction;

         o all relevant waiting periods under federal antitrust laws applicable to the merger expire or terminate;

         o all other regulatory approvals are received without conditions that would have a material adverse effect on the financial condition, results of operations, or cash flows of the post-merger combined businesses;

         o the independent public accountants of both companies concur that the merger will qualify for pooling of interests accounting treatment; and

         o attorneys for both companies issue opinions that the merger is expected to be tax-free.

         However, we cannot assure you that we will complete the merger even if all those conditions are satisfied or waived.

         This Current Report on Form 8-K is being filed to update the pro forma condensed combined financial statements to include information in the El Paso Energy and Coastal Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2000, and to include Coastal's historical financial statements for the quarterly period ended June 30, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements of business acquired.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)

                                                                                 JUNE 30,     DECEMBER 31,
                                     ASSETS                                       2000             1999
                                                                              -------------   -------------
                                                                                  (Unaudited)
Current Assets:
   Cash and cash equivalents ..............................................   $        66.1   $        44.4
   Receivables, less allowance for doubtful accounts of $17.0 million
      (2000) and $17.4 million (1999) .....................................         1,732.3         1,932.5
   Inventories ............................................................         1,082.3           732.7
   Prepaid expenses and other .............................................           205.7           213.9
                                                                              -------------   -------------
      Total Current Assets ................................................         3,086.4         2,923.5
                                                                              -------------   -------------

Property, Plant and Equipment - at cost:
   Natural gas systems ....................................................         6,421.5         6,328.7
   Refining, crude oil and chemical facilities ............................         2,592.7         2,555.0
   Gas and oil properties - at full cost ..................................         4,614.0         3,832.0
   Other ..................................................................           621.8           581.5
                                                                              -------------   -------------
                                                                                   14,250.0        13,297.2
   Accumulated depreciation, depletion and amortization ...................         4,174.6         3,959.8
                                                                              -------------   -------------
                                                                                   10,075.4         9,337.4
                                                                              -------------   -------------

Other Assets:
   Goodwill ...............................................................           442.3           451.8
   Investments - equity method ............................................         1,533.2         1,434.9
   Other ..................................................................         1,016.7           975.4
                                                                              -------------   -------------
                                                                                    2,992.2         2,862.1
                                                                              -------------   -------------
                                                                              $    16,154.0   $    15,123.0
                                                                              =============   =============


                 See Notes to Consolidated Financial Statements.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)

                                                                           JUNE 30,      DECEMBER 31,
                      LIABILITIES AND STOCKHOLDERS' EQUITY                   2000            1999
                                                                         -------------   -------------
                                                                          (Unaudited)
Current Liabilities:
   Notes payable .....................................................   $       238.7   $       105.9
   Accounts payable ..................................................         1,968.3         2,350.1
   Accrued expenses ..................................................           503.5           420.0
   Current maturities on long-term debt ..............................           261.1           161.6
                                                                         -------------   -------------
      Total Current Liabilities ......................................         2,971.6         3,037.6
                                                                         -------------   -------------

Debt:
   Long-term debt, excluding current maturities ......................         5,645.1         4,798.2
                                                                         -------------   -------------

Deferred Credits and Other:
   Deferred income taxes .............................................         1,833.4         1,814.2
   Other deferred credits ............................................           729.4           785.2
                                                                         -------------   -------------
                                                                               2,562.8         2,599.4
                                                                         -------------   -------------

Securities of Subsidiaries:
   Company-obligated mandatory redemption
      preferred securities of a consolidated trust ...................           300.0           300.0
   Preferred stock issued by subsidiaries ............................           165.0           165.0
   Consolidated joint venture ........................................           285.8           285.9
                                                                         -------------   -------------
                                                                                 750.8           750.9
                                                                         -------------   -------------

Common Stock and Other Stockholders' Equity:
   Cumulative preferred stock (with aggregate liquidation preference
      of $7.1 million) ...............................................              --              --
   Class A common stock ..............................................              .1              .1
   Common stock ......................................................            72.8            72.5
   Additional paid-in capital ........................................         1,043.9         1,031.7
   Retained earnings .................................................         3,239.5         2,965.1
                                                                         -------------   -------------
                                                                               4,356.3         4,069.4
   Less common stock in treasury - at cost ...........................           132.6           132.5
                                                                         -------------   -------------
                                                                               4,223.7         3,936.9
                                                                         -------------   -------------
                                                                         $    16,154.0   $    15,123.0
                                                                         =============   =============


                 See Notes to Consolidated Financial Statements.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                      STATEMENT OF CONSOLIDATED OPERATIONS
                     (Millions of Dollars, Except Per Share)


                                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                         JUNE 30,                  JUNE 30,
                                                                  ----------------------    ---------------
                                                                     2000        1999         2000         1999
                                                                  ---------   ----------    ---------   -------
                                                                        (Unaudited)               (Unaudited)

Operating Revenues .........................................   $   3,071.1   $   1,892.1   $   5,998.7   $   3,601.7
                                                               -----------   -----------   -----------   -----------

Operating Costs and Expenses:
   Purchases ...............................................       2,164.7       1,184.3       4,168.8       2,130.2
   Operating and general expenses ..........................         502.8         413.1         976.8         824.5
   Depreciation, depletion and amortization ................         151.7         115.8         294.2         224.4
                                                               -----------   -----------   -----------   -----------
                                                                   2,819.2       1,713.2       5,439.8       3,179.1
                                                               -----------   -----------   -----------   -----------

Other Income - net .........................................          33.0          29.8          64.6          55.1
                                                               -----------   -----------   -----------   -----------

Earnings Before Interest and Income Taxes ..................         284.9         208.7         623.5         477.7
                                                               -----------   -----------   -----------   -----------

Interest and debt expense, less $14.0 million (2000)
   and $8.4 million (1999) three months and $26.6
   million (2000) and $15.8 million (1999)
   six months capitalized ..................................         100.4          81.5         190.6         158.5
Taxes on income ............................................          56.8          33.9         131.6          91.4
                                                               -----------   -----------   -----------   -----------

Net Earnings ...............................................         127.7          93.3         301.3         227.8
Dividends on Preferred Stock ...............................            .1            .1            .2            .2
                                                               -----------   -----------   -----------   -----------

Net Earnings Available
   to Common Stockholders ..................................   $     127.6   $      93.2   $     301.1   $     227.6
                                                               ===========   ===========   ===========   ===========

Basic Earnings Per Share ...................................   $       .60   $       .44   $      1.41   $      1.07
                                                               ===========   ===========   ===========   ===========

Diluted Earnings Per Share .................................   $       .58   $       .43   $      1.38   $      1.05
                                                               ===========   ===========   ===========   ===========


Cash Dividends Per Common Share ............................   $     .0625   $     .0625   $      .125   $      .125
                                                               ===========   ===========   ===========   ===========



                 See Notes to Consolidated Financial Statements.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
      STATEMENT OF CONSOLIDATED COMMON STOCK AND OTHER STOCKHOLDERS' EQUITY
                  (Thousands of Shares and Millions of Dollars)


                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                            2000                          1999
                                                                ----------------------------   ----------------------------
                                                                   SHARES          AMOUNT         SHARES          AMOUNT
                                                                ------------    ------------   ------------    ------------
                                                                        (Unaudited)                    (Unaudited)
Preferred stock, par value
   33 1/3(cent)per share, authorized 50,000,000 shares:
      Cumulative convertible preferred:
      $1.19, Series A, redemption or liquidation
         amount of $33 per share:
           Beginning balance ................................             53    $         --             56    $         --
           Converted to common ..............................             (1)             --             (2)             --
                                                                ------------    ------------   ------------    ------------
           Ending balance ...................................             52              --             54              --
                                                                ============    ------------   ============    ------------

      $1.83, Series B, redemption or liquidation
         amount of $50 per share:
           Beginning balance ................................             58              --             61              --
           Converted to common ..............................             (2)             --             (1)             --
                                                                ------------    ------------   ------------    ------------
           Ending balance ...................................             56              --             60              --
                                                                ============    ------------   ============    ------------

      $5.00, Series C, redemption or liquidation
         amount of $100 per share:
           Beginning balance ................................             27              --             28              --
           Converted to common ..............................             (1)             --             (1)             --
                                                                ------------    ------------   ------------    ------------
           Ending balance ...................................             26              --             27              --
                                                                ============    ------------   ============    ------------

Class A common stock, par value 33 1/3(cent) per share,
 authorized 2,700,000 shares:
      Beginning balance .....................................            345              .1            354              .1
      Converted to common ...................................            (16)             --             (8)             --
      Exercise of stock options .............................             --              --              2              --
                                                                ------------    ------------   ------------    ------------
      Ending balance ........................................            329              .1            348              .1
                                                                ============    ------------   ============    ------------

Common stock, par value 33 1/3(cent) per share, authorized
  500,000,000 shares:
      Beginning balance .....................................        217,705            72.5        216,765            72.2
      Conversion of preferred stock .........................             31              --             42              --
      Conversion of Class A common stock ....................             16              --              8              --
      Exercise of stock options .............................            777              .3            638              .3
                                                                ------------    ------------   ------------    ------------
      Ending balance ........................................        218,529    $       72.8        217,453    $       72.5
                                                                ============    ------------   ============    ------------


                 See Notes to Consolidated Financial Statements.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
      STATEMENT OF CONSOLIDATED COMMON STOCK AND OTHER STOCKHOLDERS' EQUITY
                  (Thousands of Shares and Millions of Dollars)
                                   (Continued)


                                                                          SIX MONTHS ENDED JUNE 30,
                                                                     2000                          1999
                                                           --------------------------    --------------------------
                                                             SHARES         AMOUNT          SHARES        AMOUNT
                                                           -----------   ------------    -----------   ------------
                                                                  (Unaudited)                   (Unaudited)
Additional paid-in capital:
   Beginning balance...................................                  $    1,031.7                  $    1,016.2
   Exercise of stock options...........................                          12.2                          10.0
                                                                         ------------                  ------------
   Ending balance......................................                       1,043.9                       1,026.2
                                                                         ------------                  ------------

Retained earnings:
   Beginning balance...................................                       2,965.1                       2,519.8
   Net earnings for period.............................                         301.3                         227.8
   Dividends on preferred stock........................                           (.2)                          (.2)
   Dividends on common stock...........................                         (26.7)                        (26.6)
                                                                         ------------                  ------------
   Ending balance......................................                       3,239.5                       2,720.8
                                                                         ------------                  ------------
Less treasury stock - at cost..........................          4,400          132.6          4,397          132.5
                                                           ===========   ------------    ===========   ------------

Total..................................................                  $    4,223.7                  $    3,687.1
                                                                         ============                  ============



                 See Notes to Consolidated Financial Statements.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                      STATEMENT OF CONSOLIDATED CASH FLOWS
                              (Millions of Dollars)


                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                        2000             1999
                                                                    ------------    ------------
                                                                            (Unaudited)
Net Cash Flow From Operating Activities:
   Net earnings .................................................   $      301.3    $      227.8
   Add (subtract) items not requiring (providing) cash:
      Depreciation, depletion and amortization ..................          296.1           226.2
      Deferred income taxes .....................................           99.1            69.3
      Undistributed earnings from equity investments ............          (51.7)          (23.6)

   Working capital and other changes, excluding changes
      relating to cash and non-operating activities:
         Accounts receivable ....................................          200.9          (100.1)
         Inventories ............................................         (275.6)          (19.5)
         Prepaid expenses and other .............................           (5.9)            5.1
         Accounts payable .......................................         (444.4)         (113.3)
         Accrued expenses .......................................           61.7            45.7
         Other ..................................................          (81.4)          138.9
                                                                    ------------    ------------
                                                                           100.1           456.5
                                                                    ------------    ------------

Cash Flow From Investing Activities:
   Purchases of property, plant and equipment ...................       (1,056.9)         (663.4)
   Proceeds from sale of property, plant and equipment ..........            3.8             4.9
   Additions to investments .....................................         (125.2)         (163.1)
   Proceeds from investments ....................................          111.3            19.1
   Net from discontinued operations .............................            1.0           (15.6)
                                                                    ------------    ------------
                                                                        (1,066.0)         (818.1)
                                                                    ------------    ------------

Cash Flow From Financing Activities:
   Increase (decrease) in short-term notes ......................          307.8           (57.0)
   Proceeds from issuing common stock ...........................           12.4            10.3
   Proceeds from long-term debt issues ..........................          968.8           618.1
   Payments to retire long-term debt ............................         (274.5)         (207.0)
   Dividends paid ...............................................          (26.9)          (26.8)
                                                                    ------------    ------------
                                                                           987.6           337.6
                                                                    ------------    ------------

Net Increase (Decrease) in Cash and Cash Equivalents ............           21.7           (24.0)

Cash and Cash Equivalents at Beginning of Period ................           44.4           106.9
                                                                    ------------    ------------

Cash and Cash Equivalents at End of Period ......................   $       66.1    $       82.9
                                                                    ============    ============



                 See Notes to Consolidated Financial Statements.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     For additional information relative to operations and financial position, reference is made to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. Certain minor reclassifications of prior period statements have been made to conform with current reporting practices. The effect of the reclassifications was not material to the Company's consolidated results of operations, financial position or cash flows.

     Repair and maintenance costs incurred in connection with planned major maintenance activities at certain refineries or plants are accrued as a liability in a systematic and rational manner over the period of time until the planned major maintenance activities occur. Any difference between the accrued liability and the actual costs incurred in performing the accrual maintenance activities are charged or credited to expense at the time the maintenance occurs. At certain other refineries or plants, the cost of each major maintenance activity is capitalized and amortized to expense in a systematic and rational manner over the estimated period extending to the next planned major maintenance activity.

     The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"), as amended by Statements of Financial Accounting Standards No. 137 and No. 138, to be effective for all fiscal quarters of fiscal years beginning after June 15, 2000. FAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative will depend on the intended use of the derivative and the resulting designation. The Company is currently evaluating the impact of FAS 133.

     Supplemental information relative to the Statement of Consolidated Cash Flows includes the following: The Company made cash payments for interest and financing fees, net of amounts capitalized, of $175.5 million and $146.8 million for the six months ended June 30, 2000 and 1999, respectively. Cash payments for income taxes amounted to $14.4 million and $1.9 million for the six months ended June 30, 2000 and 1999, respectively.

2. INVENTORIES

     Inventories were as follows (millions of dollars):

                                                                                   JUNE 30,         DECEMBER 31,
                                                                                    2000                1999
                                                                                 -----------         ----------
                                                                                 (Unaudited)
   Refined products, crude oil and chemicals...............................      $     908.3         $    576.2
   Coal, materials and supplies............................................            174.0              156.5
                                                                                 -----------         ----------
                                                                                 $   1,082.3         $    732.7
                                                                                 ===========         ==========

     Elements included in inventory cost are material, labor and manufacturing expense.

3. DEBT

     At June 30, 2000, the Company had $888.7 million of outstanding indebtedness under the Company's commercial paper program and indebtedness to banks under short-term lines of credit. The Company's financial statements at June 30, 2000 reflect $650 million of short-term borrowings which have been reclassified as long-term, based on the availability of committed credit lines with maturities in excess of one year and the Company's intent to maintain such amounts as long-term borrowings. There was a similar reclassification of $475 million as of December 31, 1999.

     In August 2000, the Company issued $300 million of 7 1/2% Notes due in 2006. The net proceeds from the sale of the Notes will be used for general corporate purposes, including the repayment of floating rate indebtedness.

     In July 2000, the Company issued $200 million of Floating Rate Notes due in 2003. The Notes bear interest at a rate equal to the three-month London Interbank Offered Rate ("LIBOR") plus 0.60%. The net proceeds from the sale were used for general corporate purposes, including the repayment of floating rate indebtedness.

     In June 2000, the Company issued $400 million of 7 3/4% Notes due in 2010. The net proceeds from the sale of the Notes were used to repay floating rate indebtedness, including indebtedness of a subsidiary under a revolving credit facility, and for general corporate purposes.

4. COMMON STOCK

     On June 30, 2000, 11,811,985 shares of Common Stock of the Company were reserved for stock option plans, 1,168,164 shares were reserved for conversion of the Series A, B, and C Preferred Stocks, 328,811 shares were reserved for conversion of outstanding Class A Common Stock and 15,947 shares were reserved for conversion of Class A Common Stock subject to future issuance. The Class A Common Stock reserved for future issuance consists of shares reserved for conversion of the Series A, B, and C Preferred Stocks.

5. SEGMENT INFORMATION

     The Company's operating revenues from external customers, intersegment revenues and earnings (loss) before interest and income taxes for the three and six months ended June 30, 2000 and 1999 are shown as follows (millions of dollars):

                                                           THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                JUNE 30,                        JUNE 30,
                                                     -----------------------------   -----------------------------
                                                         2000             1999            2000            1999
                                                     -------------   -------------   -------------   -------------
                                                              (Unaudited)                     (Unaudited)
Operating Revenues From External Customers:
   Natural gas ...................................   $       351.8   $       285.2   $       747.2   $       620.5
   Refining, marketing and chemicals .............         2,353.7         1,402.3         4,543.2         2,588.5
   Exploration and production ....................           256.2           107.8           481.5           202.8
   Power .........................................            32.7            34.6            78.8            60.7
   Coal ..........................................            75.0            61.1           144.5           125.9
   Corporate and other ...........................             1.7             1.1             3.5             3.3
                                                     -------------   -------------   -------------   -------------
                                                     $     3,071.1   $     1,892.1   $     5,998.7   $     3,601.7
                                                     =============   =============   =============   =============

     Intersegment revenues for the three-month period were as follows: Natural gas - $4.5 million (2000), $1.0 million (1999); Refining, marketing and chemicals - $2.0 million (2000), $.4 million (1999); Exploration and production
- $15.4 million (2000), $5.6 million (1999); and Corporate and other - $2.2 million (2000), $2.0 million (1999).

     Intersegment revenues for the six-month period were as follows: Natural gas
- $8.0 million (2000), $1.6 million (1999); Refining, marketing and chemicals - $3.8 million (2000), $.9 million (1999); Exploration and production - $28.0 million (2000), $11.1 million (1999); and Corporate and other - $4.2 million
(2000), $4.1 million (1999).


                                                              THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                   JUNE 30,                          JUNE 30,
                                                        ------------------------------    ------------------------------
                                                            2000             1999              2000             1999
                                                        -------------    -------------    -------------    -------------
                                                                  (Unaudited)                      (Unaudited)
   Earnings (Loss) Before Interest and Income Taxes:
      Natural gas ...................................   $       129.3    $       115.5    $       321.6    $       302.4
      Refining, marketing and chemicals .............            51.8             63.7             91.1            133.3
      Exploration and production ....................           119.0             24.1            220.1             35.5
      Power .........................................            25.4             24.8             67.9             43.7
      Coal ..........................................             4.2              2.6              7.4              6.9
      Corporate and other ...........................           (44.8)           (22.0)           (84.6)           (44.1)
                                                        -------------    -------------    -------------    -------------
                                                        $       284.9    $       208.7    $       623.5    $       477.7
                                                        =============    =============    =============    =============

6. INCOME TAXES

     Provisions for income taxes were as follows (millions of dollars):

                                          THREE MONTHS ENDED                SIX MONTHS ENDED
                                                 JUNE 30,                       JUNE 30,
                                      ----------------------------    ----------------------------
                                         2000              1999           2000            1999
                                      ------------    ------------    ------------    ------------
                                               (Unaudited)                    (Unaudited)
Current Income Taxes:
   Federal ........................   $       (5.5)   $        7.3    $       19.5    $       16.0
   Foreign ........................            2.1             1.3             4.8             2.8
   State ..........................            3.3             (.3)            8.2             3.3
                                      ------------    ------------    ------------    ------------
                                               (.1)            8.3            32.5            22.1
                                      ------------    ------------    ------------    ------------

Deferred Income Taxes:
   Federal ........................           55.2            26.7            97.7            70.0
   Foreign ........................             .7              .9             1.6             1.7
   State ..........................            1.0            (2.0)            (.2)           (2.4)
                                      ------------    ------------    ------------    ------------

                                              56.9            25.6            99.1            69.3
                                      ------------    ------------    ------------    ------------

                                      $       56.8    $       33.9    $      131.6    $       91.4
                                      ============    ============    ============    ============

     Interim period provisions for federal income taxes are based on estimated effective annual income tax rates.

7.       EARNINGS PER SHARE

         Earnings per share are calculated following Statement of Financial Accounting Standards No. 128. The following data shows the amounts used in computing basic earnings per share and the effects on income and the weighted average number of shares of dilutive securities.

                                      THREE MONTHS ENDED JUNE 30, 2000         SIX MONTHS ENDED JUNE 30, 2000
                                   -------------------------------------    ------------------------------------
                                     Income        Shares                      Income         Shares
                                   (Numerator)  (Denominator)  Per-Share     (Numerator)   (Denominator)  Per-Share
                                   (Millions)    (Thousands)    Amount       (Millions)     (Thousands)    Amount
                                   -----------  -------------  ---------     -----------   -------------  ---------
                                                 (Unaudited)                                (Unaudited)
Net earnings ...................   $    127.7                                $    301.3
Less preferred stock
 dividends .....................            .1                                       .2
                                   ----------                                 ---------
Basic earnings per share
  Income available to
  common stockholders ..........        127.6       214,130     $  .60            301.1         213,903     $ 1.41
                                                                ======                                      ======
Effect of dilutive securities
  Options ......................           --         3,457                          --           3,001
  FELINE PRIDES(sm).............           --         1,538                          --             769
  Convertible preferred stock...           .1         1,196                          .2           1,203
                                   ----------     ---------                  ----------        --------
Diluted earnings per share
  Income available to
   common stockholders
   plus assumed conversions.....   $    127.7       220,321     $  .58       $    301.3         218,876     $ 1.38
                                   ==========     =========     ======       ==========        ========     ======



                                     THREE MONTHS ENDED JUNE 30, 1999            SIX MONTHS ENDED JUNE 30, 1999
                                   -------------------------------------    ---------------------------------------
                                     Income        Shares                      Income         Shares
                                   (Numerator)  (Denominator)  Per-Share     (Numerator)   (Denominator)  Per-Share
                                   (Millions)    (Thousands)    Amount       (Millions)     (Thousands)    Amount
                                   -----------  -------------  ---------     -----------   -------------  ---------
                                                 (Unaudited)                                (Unaudited)

Net earnings ...................      $  93.3                                $   227.8
Less preferred stock
 dividends .....................           .1                                       .2
                                      -------                                ---------
Basic earnings per share
  Income available to
  common stockholders ..........         93.2       213,214     $    .44         227.6         212,998     $  1.07
                                                                ========                                   =======
Effect of dilutive securities
  Options .......................          --         2,693                         --           2,368
  Convertible preferred stock....          .1         1,243                         .2           1,258
                                      -------      --------                  ---------        --------
Diluted earnings per share
  Income available to
  common stockholders
  plus assumed conversions ......     $  93.3       217,150     $    .43     $   227.8        216,624     $  1.05
                                      =======      ========     ========     =========        ========    =======

8.       LITIGATION, REGULATORY AND ENVIRONMENTAL MATTERS

         Litigation Matters

         In December 1992, certain of Colorado Interstate Gas Company's ("Colorado" or "CIG") natural gas lessors in the West Panhandle Field filed a complaint in the U.S. District Court, Northern District of Texas, claiming underpayment of royalties, breach of fiduciary duty, fraud and negligent misrepresentation. Management believes that CIG has numerous defenses to the lessors' claims, including (i) that the royalties were properly paid, (ii) that the majority of the claims were released by written agreement and (iii) that the majority of the claims are barred by the statute of limitations. In March of 1995, the trial court granted a partial summary judgment in favor of CIG, holding that the four-year statute of limitations had not been tolled and the releases are valid and dismissing all tort claims and claims for breach of any duty of disclosure. The remaining claim for underpayment of royalties was tried to a jury which, in May 1995, made findings favorable to CIG. On June 7, 1995, the trial court entered a judgment that the lessors recover no monetary damages from CIG and permanently estopping the lessors from asserting any claim based on an interpretation of the contract different than that asserted by CIG in the litigation. The lessors' motion for a new trial was denied on July 18, 1997, and both parties filed appeals. On June 7, 1996, the same plaintiffs sued CIG in state court in Amarillo, Texas, for underpayment of royalties. CIG removed the second lawsuit to federal court which granted a stay of the second suit pending the outcome of the first lawsuit. Oral arguments were heard before the Fifth Circuit Court of Appeals on December 4, 1998, and the parties are awaiting the Court's decision.

         In October 1996, the Company, along with several subsidiaries, was named as a defendant in a suit filed by several former and current African American employees in the U.S. District Court, Southern District of Texas ("Texas suit"). The Texas suit alleges racially discriminatory employment policies and practices. Coastal vigorously denies these allegations and has filed responsive pleadings. Plaintiffs' counsel are seeking to have the Texas suit certified as a class action of all former and current African American employees and initially claimed compensatory and punitive damages of $400 million. In February 1999, in response to Coastal's motion to deny class certification, plaintiffs' counsel obtained permission from the Court to delete all claims for compensatory and punitive damages and to seek equitable relief only.

         In January 1998, the plaintiffs in the Texas suit amended their suit to exclude ANR Pipeline Company ("ANR Pipeline") employees from the potential class. A new suit was then filed in state court in Wayne County, Michigan, seeking to have the Michigan suit certified as a class action of African American employees of ANR Pipeline and seeking unspecified damages as well as attorneys and expert fees. ANR Pipeline has filed responsive pleadings denying these allegations. In August 1999, the court denied plaintiffs' motion to have the Michigan suit certified as a class action. Plaintiffs filed with the Michigan Court of Appeals an application for leave to appeal the denial of the class certification. On November 5, 1999, the Michigan Court of Appeals denied the application for leave to appeal. The matter has been settled at a cost to ANR Pipeline of less than $1 million. The parties have agreed to the dismissal of the case with prejudice.

         Two legal proceedings, one in federal court and the other in state court, have been instituted against a number of gas pipeline companies and their affiliates, including Coastal and several of its subsidiaries. The plaintiffs in each suit seek damages for the alleged undermeasurement of the heating value and the volume of natural gas. In the federal proceeding, Jack Grynberg filed 77 separate False Claim Act suits in September 1997 against natural gas transmission companies and producers, gatherers, and processors of natural gas, seeking unspecified damages which could include treble damages for the maximum period permitted by law (potentially as much as ten years) and penalties of up to $10,000 per false claim. In addition to the measurement claims, these suits also allege that the defendants undervalued the gas in paying royalties. The Coastal defendants were sued in the U.S. District Courts of Colorado and the Eastern District of Michigan. In April 1999, the U.S. Department of Justice notified the Company that the United States would not intervene in these cases at that time. The MultiDistrict Litigation Panel has consolidated the Grynberg suits with several other Grynberg cases for pre-trial proceedings in Wyoming. The defendants filed a motion to dismiss which was argued in March 2000, and the parties are awaiting the Court's decision. The United States has filed a motion to dismiss part of the Grynberg case.

         In the state proceedings, the Quinque Operating Company, on behalf of itself and subclasses of gas producers, royalty owners, overriding royalty owners, and state taxing authorities, in May 1999, instituted a legal proceeding in State Court in Stevens County, Kansas against over 200 gas companies, including several Coastal subsidiaries. The Quinque suit seeks unspecified actual, punitive and treble damages for the alleged undermeasurement of all natural gas measured in the United States from non-federal and non-Indian lands since 1974. The plaintiffs are seeking certification of a national class of all similarly situated gas producers, royalty owners, overriding royalty owners, and state taxing authorities. The suit was removed to the U.S. District Court for the District of Kansas. The plaintiffs filed a motion to remand the case back to the state court. The MultiDistrict Litigation Panel has transferred the Quinque suit to Wyoming and consolidated it with the Grynberg proceedings as a result of a motion filed by several of the defendants in the Quinque suit.

         Numerous other lawsuits and other proceedings which have arisen in the ordinary course of business are pending or threatened against the Company or its subsidiaries. Although no assurances can be given and no determination can be made at this time as to the outcome of any particular lawsuit or proceeding, the Company believes there are meritorious defenses to substantially all such claims and that any liability which may finally be determined should not have a material adverse effect on the Company's consolidated financial position or results of operations.

         Environmental Matters

         The Company's operations are subject to extensive and evolving federal, state and local environmental laws and regulations. Compliance with such laws and regulations can be costly. Additionally, governmental authorities may enforce the laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties and remediation requirements.

         The Comprehensive Environmental Response, Compensation and Liability Act, also known as "Superfund," imposes liability for the release of a "hazardous substance" into the environment. Superfund liability is imposed without regard to fault and even if the waste disposal was in compliance with the then current laws and regulations. With the joint and several liability imposed under Superfund, a potentially responsible party ("PRP") may be required to pay more than its proportional share of such costs. Certain subsidiaries of the Company and a company in which Coastal owns a 50% interest have been named as a PRP in various "Superfund" waste disposal sites. At the eight sites for which there is sufficient information, total cleanup costs are estimated to be approximately $605 million, and the Company estimates its pro-rata exposure, to be paid over a period of years, is approximately $4 million and has made appropriate provisions. At eleven other sites, the U.S. Environmental Protection Agency ("EPA") is currently unable to provide the Company with an estimate of total cleanup costs and, accordingly, the Company is unable to calculate its share of those costs.

         Additionally, certain subsidiaries of the Company have been named as PRPs in four state sites. At one site, the North Carolina Department of Health, Environmental and Natural Resources has estimated the total cleanup costs to be approximately $50 million, but the Company believes the subsidiary's activities at this site were de minimis. At a second state site, the Florida Department of Environmental Protection has demanded reimbursement of its costs, which total approximately $300,000, and suitable remediation, with approximately $100,000 potentially attributable to the Coastal subsidiary's activities. At the third site, the Texas Natural Resource Conservation Commission has estimated the total cleanup costs to be approximately $2 million, but the Company believes the subsidiary's activities at this site were de minimis. At the fourth site, a remediation plan has been submitted to the Utah Department of Environmental Quality for approval, with current estimated cleanup costs of approximately $1.2 million attributable to the Coastal subsidiary's activities.

         Future information and developments, including legislative and enforcement developments, will require the Company to continually reassess the expected impact of these environmental matters. However, the Company has evaluated its total environmental exposure based on currently available data, including its potential joint and several liability, and believes that compliance with all applicable laws and regulations will not have a material adverse impact on the Company's consolidated financial position or results of operations.

         Regulatory Matters

         In 1999, the Federal Energy Regulatory Commission ("FERC") approved a settlement between Wyoming Interstate Company, Ltd. ("WIC") and its customers which resolved WIC's 1997 general rate case ("1997 rate case"). Two parties who objected to the settlement appealed the FERC's approval to the U.S. Court of Appeals, District of Columbia. Those parties later sought rehearing of a FERC order which clarified the scope of the settlement. On May 19, 2000, the Court of Appeals dismissed that appeal on the grounds that a party may not seek agency rehearing of an order and simultaneously seek judicial review of the same order. WIC has made refunds as required by the settlement, but has authority to recoup those refunds in the event that the settlement is overturned or modified.

         On July 1, 1999, WIC filed with the FERC a new rate case to increase its rates by approximately $8 million annually (based on the rates determined under the 1997 rate case). On July 29, 1999, the FERC issued its order accepting the rate filing and suspending it for five months to become effective on January 1, 2000. The order also set the case for hearing, which is currently scheduled to commence in the fourth quarter of 2000. WIC has filed to place its new rates into effect on January 1, 2000, and is collecting those rates subject to refund. In April 2000, WIC filed an offer of settlement to resolve all issues in the case for most, if not all, parties to the proceeding. Comments on the settlement were filed by several parties and on June 28, 2000, the Administrative Law Judge ("ALJ") certified the settlement to the FERC as "uncontested" as to all but two parties who have opposed the settlement. The ALJ severed those parties from the settlement's provisions and has allowed them to litigate their issues with the final outcome applying only to any direct interests those parties may have (e.g., contracts in their own name to ship gas on WIC). The FERC has not yet acted on the settlement. Hearing procedures are in place to address the issues raised by the two parties severed from the settlement.

         Certain other regulatory issues remain unresolved among CIG, ANR Pipeline, ANR Storage Company and WIC, their customers, their suppliers and the FERC. The Company has made provisions which represent management's assessment of the ultimate resolution of these issues. As a result, the Company anticipates that these regulatory matters will not have a material adverse effect on its consolidated financial position or results of operations. While the Company estimates the provisions to be adequate to cover potential adverse rulings on these and other issues, it cannot estimate when each of these issues will be resolved.

9.       MERGER

         Coastal and El Paso Energy Corporation ("El Paso Energy") announced, on January 18, 2000, the execution of definitive agreements for the merger of Coastal and a subsidiary of El Paso Energy. Each share of Coastal common stock and Class A common stock will be converted on a tax-free basis (except for cash paid in lieu of fractional shares) into 1.23 shares of El Paso Energy common stock. The outstanding convertible preferred stock of Coastal will be exchanged tax free (except for cash paid in lieu of fractional shares) for El Paso Energy common stock on the same basis as if the preferred stock had been converted into Coastal common stock immediately prior to the merger. On May 5, 2000, the merger was approved by the shareholders of Coastal and El Paso Energy. It is expected that the merger will be completed during the fourth quarter of 2000 and be accounted for as a pooling of interests. The merger is subject to additional conditions, particularly federal regulatory approval.

        (b)   Pro forma financial information:

     The following unaudited pro forma condensed combined financial information gives effect to the merger using the pooling of interests method of accounting. This information is presented to show the estimated impact of the merger as if our companies had always been combined. This presentation assumes the issuance of approximately 270 million shares of El Paso Energy common stock in connection with the merger. The Unaudited Pro Forma Condensed Combined Statements of Income are prepared as if we completed the merger as of January 1, 1997, and the Unaudited Pro Forma Condensed Combined Balance Sheet was prepared as if we completed the merger on June 30, 2000.

     The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements explain the assumptions used in preparing the financial information, and do not reflect cost savings from operating efficiencies or other improvements we may achieve by combining our companies. The historical financial information for Coastal includes certain reclassifications to conform to El Paso Energy's presentation. These reclassifications have no impact on income from continuing operations or total stockholders' equity.

     Accounting policy differences and intercompany balances between El Paso Energy and Coastal are not expected to be material and, accordingly, adjustments have not been included in these statements.

     We are providing this financial information for illustrative purposes only. It does not necessarily indicate what the operating results and financial position of the combined company might have been had the merger been completed at the beginning of the earliest period presented, nor does it necessarily indicate what the combined company's operating results and financial position will be following the merger.

     The accompanying unaudited pro forma financial information should be read in conjunction with:

     - the audited consolidated financial statements and other financial information included in El Paso Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including the notes to those financial statements;

     - the unaudited condensed consolidated financial statements and other financial information included in El Paso Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, including the notes to those financial statements;

     - the audited consolidated financial statements and other financial information included in Coastal's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including the notes to those financial statements; and

     - the unaudited condensed consolidated financial statements and other financial information included in Coastal's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, including the notes to those financial statements, included in Item 7(a) of this Form 8-K.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF JUNE 30, 2000
                                 (IN MILLIONS)




                                                ASSETS

                                                      EL PASO
                                                       ENERGY      COASTAL                   COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Total current assets...............................   $ 4,853      $ 3,086        $           $ 7,939
Property, plant and equipment, net.................    10,484       10,075                     20,559
Other..............................................     3,998        2,993                      6,991
                                                      -------      -------        -----       -------
          Total assets.............................   $19,335      $16,154        $           $35,489
                                                      =======      =======        =====       =======

                                  LIABILITIES & STOCKHOLDERS' EQUITY

Total current liabilities..........................   $ 5,207      $ 2,972        $  70 (a)   $ 8,222
                                                                                    (27)(b)
                                                      -------      -------        -----       -------
Long-term debt, less current maturities............     4,998        5,645                     10,643
                                                      -------      -------        -----       -------
Deferred income taxes..............................     1,771        1,833                      3,604
                                                      -------      -------        -----       -------
Other..............................................     1,860          729                      2,589
                                                      -------      -------        -----       -------
Company-obligated preferred securities of
  consolidated trusts..............................       625          300                        925
                                                      -------      -------        -----       -------
Minority interest..................................     1,581          451                      2,032
                                                      -------      -------        -----       -------
Stockholders' equity
  Cumulative preferred stock.......................                     --           -- (c)
  Class A common stock.............................                     --           -- (c)
  Common stock.....................................       722           73          737 (c)     1,532
  Additional paid-in capital.......................     1,434        1,044         (870)(c)     1,608
  Retained earnings................................     1,500        3,240          (70)(a)     4,697
                                                                                     27 (b)
  Other............................................      (363)        (133)         133 (c)      (363)
                                                      -------      -------        -----       -------
          Total stockholders' equity...............     3,293        4,224          (43)        7,474
                                                      -------      -------        -----       -------
          Total liabilities and stockholders'
            equity.................................   $19,335      $16,154        $           $35,489
                                                      =======      =======        =====       =======

                            See accompanying notes.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                 (IN MILLIONS, EXCEPT PER COMMON SHARE AMOUNTS)

                                                     EL PASO
                                                      ENERGY       COASTAL                   COMBINED
                                                    HISTORICAL    HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                    ----------    ----------   -----------   ---------
Operating revenues................................   $ 7,333        $5,999        $           $13,332
                                                     -------        ------        ----        -------
Operating expenses
  Cost of gas and other products..................     5,829         4,169                      9,998
  Operation and maintenance.......................       436           911                      1,347
  Merger related cost and
    impairment charges............................        46            --                         46
  Depreciation, depletion, and amortization.......       293           294                        587
  Taxes, other than income taxes..................        77            66                        143
                                                     -------        ------        ----        -------
                                                       6,681         5,440                     12,121
                                                     -------        ------        ----        -------
Operating income .................................       652           559                      1,211
Other income, net.................................       100            94                        194
                                                     -------        ------        ----        -------
Income before interest, income taxes, and minority
  interest........................................       752           653                      1,405
                                                     -------        ------        ----        -------
Interest and debt expense.........................       250           190                        440
Minority interest.................................        49            11                         60
Income tax expense ...............................       142           132                        274
                                                     -------        ------        ----        -------
                                                         441           333                        774
                                                     -------        ------        ----        -------
Income from continuing operations before
  preferred dividends of subsidiaries.............       311           320                        631
Preferred stock dividends of subsidiaries.........        12            19                         31
                                                     -------        ------        ----        -------
Income from continuing operations.................       299           301                        600
Dividends on preferred stock......................                      --
                                                     -------        ------        ----        -------
Income from continuing operations available to
  common stockholders............................    $  299         $  301        $           $  600
                                                     =======        ======        ====        =======

Basic earnings per share from continuing
  operations available to common stockholders.....   $  1.30                                  $  1.20
                                                     =======                                  =======

Diluted earnings per share from continuing
  operations available to common stockholders....   $   1.27                                  $  1.19
                                                    ========                                  =======

Basic average common shares outstanding...........       229                       270(d)         499
                                                     =======                      ====        =======
Diluted average common shares outstanding.........       240                       270(d)         510
                                                     =======                      ====        =======

                            See accompanying notes.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                 (IN MILLIONS, EXCEPT PER COMMON SHARE AMOUNTS)

                                                     EL PASO
                                                      ENERGY       COASTAL                   COMBINED
                                                    HISTORICAL    HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                    ----------    ----------   -----------   ---------
Operating revenues................................   $10,581        $8,197        $           $18,778
                                                     -------        ------        ----        -------
Operating expenses
  Cost of gas and other products..................     7,974         5,149                     13,123
  Operation and maintenance.......................       979         1,587                      2,566
  Merger-related and asset impairment charges.....       557                                      557
  Ceiling test charges............................       352                                      352
  Depreciation, depletion, and amortization.......       609           479                      1,088
  Taxes, other than income taxes..................       146           100                        246
                                                     -------        ------        ----        -------
                                                      10,617         7,315                     17,932
                                                     -------        ------        ----        -------
Operating income (loss)...........................       (36)          882                        846
Other income, net.................................       227           146                        373
                                                     -------        ------        ----        -------
Income before interest, income taxes, and minority
  interest........................................       191         1,028                      1,219
                                                     -------        ------        ----        -------
Interest and debt expense.........................       453           323                        776
Minority interest.................................        36            25                         61
Income tax expense (benefit)......................       (81)          174                         93
                                                     -------        ------        ----        -------
                                                         408           522                        930
                                                     -------        ------        ----        -------
Income (loss) from continuing operations before
  preferred dividends of subsidiaries.............      (217)          506                        289
Preferred stock dividends of subsidiaries.........        25             7                         32
                                                     -------        ------        ----        -------
Income (loss) from continuing operations..........      (242)          499                        257
Dividends on preferred stock......................                      --
                                                     -------        ------        ----        -------
Income (loss) from continuing operations available
  to common stockholders..........................   $  (242)       $  499        $           $   257
                                                     =======        ======        ====        =======
Basic earnings (loss) per share from continuing
  operations available to common stockholders.....   $ (1.06)                                 $  0.52
                                                     =======                                  =======
Diluted earnings (loss) per share from continuing
  operations available to common stockholders.....   $ (1.06)(e)                              $  0.51(e)
                                                     =======                                  =======
Basic average common shares outstanding...........       228                       269(d)         497
                                                     =======                      ====        =======
Diluted average common shares outstanding.........       239 (e)                   269(d)         508(e)
                                                     =======                      ====        =======

                            See accompanying notes.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                 (IN MILLIONS, EXCEPT PER COMMON SHARE AMOUNTS)

                                                     EL PASO
                                                      ENERGY       COASTAL                    COMBINED
                                                    HISTORICAL    HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                    ----------    ----------   -----------    ---------
Operating revenues................................    $9,500        $7,368         $           $16,868
                                                      ------        ------         ---         -------
Operating expenses
  Cost of gas and other products..................     6,970         4,377                      11,347
  Operation and maintenance.......................       956         1,587                       2,543
  Merger-related and asset impairment charges.....        15                                        15
  Ceiling test charges............................     1,035                                     1,035
  Depreciation, depletion and amortization........       624           443                       1,067
  Taxes, other than income taxes..................       138            88                         226
                                                      ------        ------         ---         -------
                                                       9,738         6,495                      16,233
                                                      ------        ------         ---         -------
Operating income (loss)...........................      (238)          873                         635
Other income, net.................................       186            94                         280
                                                      ------        ------         ---         -------
Income (loss) before interest, income taxes, and
  minority interest...............................       (52)          967                         915
                                                      ------        ------         ---         -------
Interest and debt expense.........................       387           295                         682
Minority interest.................................        12            16                          28
Income tax expense (benefit)......................      (170)          166                          (4)
                                                      ------        ------         ---         -------
                                                         229           477                         706
                                                      ------        ------         ---         -------
Income (loss) from continuing operations before
  preferred dividends of subsidiaries.............      (281)          490                         209
Preferred stock dividends of subsidiaries.........        25             7                          32
                                                      ------        ------         ---         -------
Income (loss) from continuing operations..........      (306)          483                         177
Dividends on preferred stock......................                       6                           6
                                                      ------        ------         ---         -------
Income (loss) from continuing operations available
  to common stockholders..........................    $ (306)       $  477         $           $   171
                                                      ======        ======         ===         =======
Basic earnings (loss) per share from continuing
  operations available to common stockholders.....    $(1.35)                                  $  0.35
                                                      ======                                   =======
Diluted earnings (loss) per share from continuing
  operations available to common stockholders.....    $(1.35)(e)                               $  0.34(e)
                                                      ======                                   =======
Basic average common shares outstanding...........       226                       268(d)          494
                                                      ======                       ===         =======
Diluted average common shares outstanding.........       237 (e)                   268(d)          505(e)
                                                      ======                       ===         =======

                            See accompanying notes.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                 (IN MILLIONS, EXCEPT PER COMMON SHARE AMOUNTS)

                                                     EL PASO
                                                      ENERGY       COASTAL                    COMBINED
                                                    HISTORICAL    HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                    ----------    ----------   -----------    ---------
Operating revenues................................   $10,015        $9,730         $           $19,745
                                                     -------        ------         ---         -------
Operating expenses
  Cost of gas and other products..................     7,308         6,864                      14,172
  Operation and maintenance.......................       966         1,610                       2,576
  Merger-related and asset impairment charges.....        50                                        50
  Depreciation, depletion, and amortization.......       639           433                       1,072
  Taxes, other than income taxes..................       138            90                         228
                                                     -------        ------         ---         -------
                                                       9,101         8,997                      18,098
                                                     -------        ------         ---         -------
Operating income..................................       914           733                       1,647
Other income, net.................................        94           119                         213
                                                     -------        ------         ---         -------
Income before interest and income taxes...........     1,008           852                       1,860
                                                     -------        ------         ---         -------
Interest and debt expense.........................       344           308                         652
Income tax expense................................       234           138                         372
                                                     -------        ------         ---         -------
                                                         578           446                       1,024
                                                     -------        ------         ---         -------
Income from continuing operations before preferred
  dividends of subsidiaries.......................       430           406                         836
Preferred stock dividends of subsidiaries.........        25             7                          32
                                                     -------        ------         ---         -------
Income from continuing operations.................       405           399                         804
Dividends on preferred stock......................                      17                          17
                                                     -------        ------         ---         -------
Income from continuing operations available to
  common stockholders.............................   $   405        $  382         $           $   787
                                                     =======        ======         ===         =======
Basic earnings per share from continuing
  operations available to common stockholders.....   $  1.81                                   $  1.60
                                                     =======                                   =======
Diluted earnings per share from continuing
  operations available to common stockholders.....   $  1.77                                   $  1.58
                                                     =======                                   =======
Basic average common shares outstanding...........       224                       268(d)          492
                                                     =======                       ===         =======
Diluted average common shares outstanding.........       229                       268(d)          497
                                                     =======                       ===         =======

                            See accompanying notes.


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

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) This amount reflects estimated transaction costs, including legal, accounting, filing, printing and financial advisory services fees we estimate we will incur in connection with the merger.

(b) This amount represents the income tax consequences of the estimated transaction costs associated with the merger, and was calculated by multiplying those costs by an assumed income tax rate of 38 percent.

(c) These numbers reflect the exchange in the merger of 1.23 shares of El Paso Energy common stock for each outstanding share of Coastal's common stock and each outstanding share of Coastal's Class A common stock, 9.133 shares of El Paso Energy common stock for each outstanding share of Coastal's Series A and Series B convertible preferred stock, 17.980 shares of El Paso Energy common stock for each outstanding share of Coastal's Series C convertible preferred stock, and the cancellation of approximately $133 million of Coastal treasury stock. These numbers also include the issuance of an estimated 4.7 million shares of El Paso Energy common stock in exchange for Coastal stock options and restricted stock.

(d) We determined these adjustment amounts by multiplying the average outstanding shares of Coastal's common stock, Class A common stock, and convertible preferred stock for each period by the applicable exchange ratio contemplated by the merger agreement. Each period also includes the issuance of an estimated 4.7 million shares of El Paso Energy common stock for Coastal's stock options and restricted stock.

(e) As required by the accounting rules, we calculated diluted earnings (loss) per common share for 1999 and 1998 by excluding from the number of common shares outstanding, those securities which, if included, would have caused us to show greater earnings or a lower loss per common share.



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



                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EL PASO ENERGY CORPORATION



                                     By: /s/ JEFFREY I. BEASON
                                        ----------------------------------------
                                         Jeffrey I. Beason
                                         Senior Vice President and Controller
                                         (Chief Accounting Officer)

Date: August 18, 2000











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